SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 11, 2006

LifeCare Holdings, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	333-133319	51-0372090
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

5560 Tennyson Parkway

Plano, Texas 75024

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

Registrant’s telephone number, including area code: (469) 241-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Master Lease Agreement

On September 1, 2006, a subsidiary (“Tenant”) of LifeCare Holdings, Inc. (“Company”) entered into a Master Lease Agreement (“Lease”) with Health Care REIT, Inc. (“Landlord”) in connection with the acquisition and development of hospital facilities (“Facilities”). The Company granted Landlord the limited right and option, for a three-year period, to acquire or develop and subsequently lease Facilities to Tenant. Tenant will sublease each Facility to a wholly-owned subsidiary of Tenant (“Subtenant”) and the licensed operator of each Facility will be the Tenant or a Subtenant. The Lease provides for a maximum investment amount of $250 million.

The initial term of the Lease will be 15 years and the Tenant has one 15-year renewal option. Upon each addition of a Facility, the term will be extended to a date 15 years from the date of the addition. At the end of the term, the Tenant may exercise an option to purchase the Facilities at a price equal to the greater of the investment amount (which will include acquisition costs, development costs, renovation costs, closing costs and fees) or fair market value.

The initial rent for each Facility under the Lease will be computed based on a predetermined spread over the rate of a 15-year U.S. Treasury Note and is subject to an annual inflation adjustment. Lease payments will be secured by receivables, assignment of leases and rents, assignment of management agreements, subordination of management fees and distributions, and cross-default, as well as a second lien on personal property and equipment owned by the Tenant. The Lease contains customary covenants, representations and warranties.

The foregoing description is qualified by reference to the Lease, which is filed as an exhibit to this Current Report on Form 8-K.

Grant of Options to Executive Officers

On August 11, 2006, the Board of Directors of LCI Holding Company, Inc., the parent company of the Company (“LCI”), granted options to purchase the following shares of LCI’s Common Stock to executive officers of the Company pursuant to LCI’s 2005 Equity Incentive Plan: W. Earl Reed, III, President and Chief Executive Officer — 100,000 shares; Bryan D. Burklow, Executive Vice President-Chief Operating Officer — 50,000 shares; Phillip B. Douglas, Executive Vice President-Chief Financial Officer — 50,000; Jill L. Force, Executive Vice President-General Counsel — 50,000 shares; and Chris A. Walker, Senior Vice President-Chief Accounting Officer and Treasurer —15,000 shares. These options have an exercise price of $6.00 per share (fair market value on the date of grant), have a term of 10 years and vest in four equal annual installments beginning on the first anniversary of the date of grant. In addition, on August 11, 2006, the Board of Directors of LCI granted an option to purchase 80,000 shares of LCI’s Common Stock to Phillip B. Douglas, Executive Vice President-Chief Financial Officer, pursuant to LCI’s 2005 Equity Incentive Plan, which will vest in 25% increments, with the first vesting date being January 30, 2007, and the remaining three vesting dates occurring annually thereafter. This option has an exercise price of $6.00 per share (fair market value on the date of grant) and a term of 10 years.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On September 1, 2006, a subsidiary of the Company entered into a Master Lease Agreement in connection with the acquisition and development of hospital facilities. Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits.

10.1 Master Lease Agreement dated September 1, 2006 by and between Health Care REIT, Inc. and LCI Healthcare Holdings, Inc..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LifeCare Holdings, Inc.

By:	/s/ W. Earl Reed, III
Name:	W. Earl Reed, III
Title:	President and Chief Executive Officer

Date: September 8, 2006

EXHIBIT INDEX

Exhibit 10.1	Master Lease Agreement dated September 1, 2006 by and between Health Care REIT, Inc. and LCI Healthcare Holdings, Inc..